UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2008

ReGen Biologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20805	23-2476415

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Hackensack Avenue
Hackensack, NJ	07601

(Address of principal executive offices)	(Zip Code)

(201) 651-5140
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Certificate of Amendment amending the Amended and Restated Certificate of Incorporation of ReGen Biologics, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware on November 26, 2008, effective as of 11:59 p.m. Eastern Standard Time on November 29, 2008 (the “Effective Time”), the Company effected a one-for-twenty reverse stock split (the “Reverse Split”) of the Company’s common stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”).  The Reverse Split also affects options, warrants and other securities convertible into or exchangeable for shares of the Company’s common stock that were issued and outstanding immediately prior to the Effective Time.

No fractional shares will be issued in connection with the Reverse Split.  All fractional shares resulting from the Reverse Split shall be repurchased by the Company for cash at the current fair market value of the fractional share interest, which will be the average trading price per share of common stock on the OTC Bulletin Board over the ten business days prior to the Effective Time.

A copy of the press release issued by the Company on December 1, 2008, the first post-split trading day, announcing the Reverse Split is incorporated herein by reference.

Item 9.01. Financial Statements And Exhibits.

(d) Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of ReGen Biologics, Inc., as filed on November 26, 2008.

99.1	Press Release of ReGen Biologics, Inc., dated December 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOLOGICS, INC.

By:	/s/	Brion D. Umidi
Name:		Brion D. Umidi
Title:		Senior Vice President and Chief Financial Officer

Dated: December 1, 2008